                                                                   EXHIBIT 10.28

                              EMPLOYMENT AGREEMENT

          THIS AGREEMENT is made as of February 10, 1999, among Argosy Education Group, Inc. (the "Company"), and Michael C. Markovitz ("Executive").

          The Company and Executive desire to enter into an agreement regarding the employment of Executive by the Company.

          The parties hereto agree as follows:

     1. Employment. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

     2.   Position and Duties.

          (a) During the Employment Period, Executive will serve as Chairman of the Board of the Company and will render such services to the Company and its subsidiaries as the Board of Directors of the Company (the "Company's Board") may from time to time direct.

          (b) Executive shall devote his best efforts and her full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its subsidiaries, and Executive shall report to the Company's Board. Notwithstanding the foregoing, Executive shall be entitled to serve on other companies' boards of directors with the permission of the Company's Board.

     3.   Base Salary, Bonus and Benefits.

          (a) During the Employment Period, Executive's base salary shall be $200,000 per annum or such higher rate as the Company's Board may designate from time to time (the "Base Salary"), which Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices. The Company's Board shall review annually the Base Salary relative to the Company's performance and the cost of living, and shall make adjustments as it deems appropriate. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its subsidiaries are generally eligible.

          (b) In addition to the Base Salary, the Board of Directors may grant bonuses or other additional compensation, which may be in the form of stock options, to Executive from time to time in its sole discretion.

     4. Term. The Employment Period shall terminate (i) upon Executive's resignation, voluntary termination, retirement (pursuant to the stated policies of the Company), death or disability (as determined in the good faith judgment of the Company's Board) or (ii) upon the termination by the Company's Board of Executive's employment. The date of any such termination is referred to herein as the "Termination Date."

     5. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     6. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     7. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns, provided that Executive may not assign any of her rights or obligations, except as expressly provided by the terms of this Agreement.

     8. Governing Law. All issues concerning the enforceability, validity and binding effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

     9. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto shall have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

     10. Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Executive.

     11. Termination. This Agreement shall terminate and no longer be of any force or effect upon the agreement of the parties or if the Company shall not have consummated an initial public offering by April 1, 1999, unless extended.

                                   *  *  *  *

          IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first above written.


                              ARGOSY EDUCATION GROUP, INC.

                              By: /s/ Harold O'Donnell
                                  -------------------------------
                              Its: President
                                   ------------------------------


                              /s/ Michael C. Markovitz
                              ----------------------------------
                                     MICHAEL C. MARKOVITZ

                                      -3-